ARC Reports Financial Results for Third Quarter 2024

SAN RAMON, CA – (November 4, 2024) – ARC Document Solutions, Inc. (NYSE: ARC), a leading provider of digital printing and document-related services, today reported its financial results for the third quarter ended September 30, 2024.

Financial Highlights:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(All dollar amounts in millions, except EPS)	2024	2023	2024	2023
Net sales	$74.4	$71.1	$220.4	$212.3
Gross margin	33.3%	34.0%	33.6%	34.0%
Net (loss) income attributable to ARC	$(0.1)	$3.2	$5.5	$9.1
Adjusted net income attributable to ARC	$—	$3.2	$5.9	$9.4
Earnings per share - diluted	$—	$0.07	$0.13	$0.21
Adjusted earnings per share - diluted	$—	$0.07	$0.14	$0.22
Cash provided by operating activities	$9.1	$8.7	$19.2	$22.9
EBITDA[1]	$5.6	$9.4	$22.5	$28.2
Adjusted EBITDA[1]	$6.2	$10.0	$24.5	$29.8
Transaction costs	$3.2	$—	$4.1	$—
Capital expenditures	$4.0	$3.2	$10.9	$7.7
Debt & finance leases (including current)			$59.1	$62.2

2024 Third Quarter Supplemental Information:
Net sales were $74.4 million, a 4.8% increase compared to the third quarter of 2023.
Cash & cash equivalents on the consolidated balance sheet in the third quarter 2024 were $51.3 million.
Accrued transaction costs of $3.2 million related to the going-private transaction had an earnings per share impact of $0.07 in the third quarter 2024 as these costs were not tax deductible.
Cash provided by operating activities was reduced by $1.6 million of costs paid in connection with the going-private transaction in the third quarter 2024.
ARC’s next quarterly cash dividend of $0.05 will be paid on November 29, 2024 to shareholders of record on October 31, 2024.
Days sales outstanding2 were 51 in Q3 2024 and in Q3 2023.
The number of MPS locations have declined slightly year over year to approximately 10,300 as of September 30, 2024, representing a net decrease of approximately 200 locations compared to September 30, 2023.

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1Non-GAAP measures. See Non-GAAP Financial Measures and Key Performance Indicators below for definitions and reconciliations.
2 Key Performance Indicator. See Non-GAAP Financial Measures and Key Performance Indicators below for definition.

About ARC Document Solutions (NYSE: ARC)
ARC partners with top brands around the world to tell their stories through visually compelling graphics. We use advanced digital printing technology, sustainable materials, and innovative techniques to bring their vision to life. ARC also provides other digital printing and scanning services to a wide variety of industries all over North America and in select markets around the world. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or referenced in this press release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. You can generally identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of ARC Document Solutions Inc. (the “Company” or “ARC”), that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the merger, including the timing, receipt and terms and conditions of any required governmental approvals of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that ARC’s stockholders may not approve the merger; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the merger; the risk that any announcements relating to the merger could have adverse effects on the market price of the ARC’s common stock; the risk that the merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of ARC to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the merger that could be instituted against ARC or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the merger which are not waived or otherwise satisfactorily resolved; the risk of ARC’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, pandemic conditions, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions, and other risks and factors that may be difficult to predict and beyond ARC’s control, including those detailed in ARC’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent Current Reports on Form 8-K that are available on ARC’s website at https://ir.e-arc.com and on the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. ARC’s forward-looking statements are based on assumptions that ARC believes to be reasonable but that may not prove to be accurate. Other unpredictable events or factors not discussed in this press release could also have material adverse effects on forward-looking statements. ARC does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	September 30,	December 31,
Current assets:	2024	2023
Cash and cash equivalents	$51,291	$56,093
Accounts receivable, net of allowances for accounts receivable of $1,640 and $1,857	41,896	35,775
Inventory	9,202	8,818
Prepaid expenses	4,828	3,988
Other current assets	4,310	3,978
Total current assets	111,527	108,652
Property and equipment, net of accumulated depreciation of $226,164 and $229,122	43,668	40,925
Right-of-use assets from operating leases	33,670	32,838
Goodwill	121,051	121,051
Other intangible assets, net	134	162
Deferred income taxes	1,450	4,383
Other assets	1,955	2,113
Total assets	$313,455	$310,124
Current liabilities:
Accounts payable	$25,639	$24,175
Accrued payroll and payroll-related expenses	10,572	9,401
Accrued expenses	20,860	18,787
Current operating lease liabilities	10,655	9,924
Current portion of finance leases	6,976	8,870
Total current liabilities	74,702	71,157
Long-term operating lease liabilities	27,367	27,357
Long-term debt and finance leases	52,172	53,366
Deferred income taxes	236	52
Other long-term liabilities	2,431	2,467
Total liabilities	156,908	154,399
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 53,125 and 52,526 shares issued and 43,262 and 42,783 shares outstanding	53	52
Additional paid-in capital	138,516	136,460
Retained earnings	43,327	44,144
Accumulated other comprehensive loss	(4,135)	(4,200)
	177,761	176,456
Less cost of common stock in treasury, 9,863 and 9,743 shares	22,727	22,390
Total ARC Document Solutions, Inc. stockholders’ equity	155,034	154,066
Noncontrolling interest	1,513	1,659
Total equity	156,547	155,725
Total liabilities and equity	$313,455	$310,124

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$74,448	$71,057	$220,354	$212,325
Cost of sales	49,689	46,908	146,400	140,075
Gross profit	24,759	24,149	73,954	72,250
Selling, general and administrative expenses	23,268	19,269	63,681	57,764
Amortization of intangible assets	9	10	29	31
Income from operations	1,482	4,870	10,244	14,455
Other income, net	(23)	(16)	(94)	(42)
Interest expense, net	327	397	968	1,300
Income before income tax provision	1,178	4,489	9,370	13,197
Income tax provision	1,279	1,368	3,972	4,262
Net (loss) income	(101)	3,121	5,398	8,935
Loss attributable to the noncontrolling interest	36	44	149	188
Net (loss) income attributable to ARC Document Solutions, Inc. stockholders	$(65)	$3,165	$5,547	$9,123
Earnings per share attributable to ARC Document Solutions, Inc. stockholders
Basic	$—	$0.07	$0.13	$0.21
Diluted	$—	$0.07	$0.13	$0.21
Weighted average common shares outstanding:
Basic	42,529	42,554	42,355	42,634
Diluted	43,440	43,516	43,192	43,624

ARC Document Solutions, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net (loss) income	$(101)	$3,121	$5,398	$8,935
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for credit losses	(21)	56	135	285
Depreciation	4,032	4,488	12,026	13,503
Amortization of intangible assets	9	10	29	31
Amortization of deferred financing costs	17	18	52	50
Stock-based compensation	593	599	1,935	1,622
Deferred income taxes	986	1,101	3,256	3,646
Deferred tax valuation allowance	14	111	(107)	160
Other non-cash items, net	(59)	(190)	(394)	(347)
Changes in operating assets and liabilities:
Accounts receivable	(147)	(2,190)	(6,151)	(1,968)
Inventory	78	188	(368)	(135)
Prepaid expenses and other assets	2,420	1,947	6,249	6,489
Accounts payable and accrued expenses	1,295	(555)	(2,851)	(9,414)
Net cash provided by operating activities	9,116	8,704	19,209	22,857
Cash flows from investing activities
Capital expenditures	(4,014)	(3,232)	(10,933)	(7,728)
Other	259	76	477	267
Net cash used in investing activities	(3,755)	(3,156)	(10,456)	(7,461)
Cash flows from financing activities
Proceeds from stock option exercises	12	49	40	1,130
Proceeds from issuance of common stock under Employee Stock Purchase Plan	23	38	82	98
Share repurchases	—	(1,041)	(337)	(2,849)
Payments on finance leases	(2,140)	(2,969)	(7,055)	(9,163)
Borrowings under revolving credit facilities	40,000	40,000	120,000	122,000
Payments under revolving credit facilities	(40,000)	(40,000)	(120,000)	(122,000)
Payment of deferred financing costs	—	—	—	(23)
Dividends paid	(2,127)	(2,132)	(6,346)	(6,399)
Net cash used in financing activities	(4,232)	(6,055)	(13,616)	(17,206)
Effect of foreign currency translation on cash balances	251	27	61	(165)
Net change in cash and cash equivalents	1,380	(480)	(4,802)	(1,975)
Cash and cash equivalents at beginning of period	49,911	51,066	56,093	52,561
Cash and cash equivalents at end of period	$51,291	$50,586	$51,291	$50,586
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Finance lease obligations incurred	$1,330	$2,663	$3,935	$5,145
Operating lease obligations incurred	$1,724	$2,695	$8,187	$7,070

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Service sales
Digital Printing	$46,636	$43,537	$136,127	$129,134
MPS	18,315	18,582	55,627	56,556
Scanning and Digital Imaging	5,354	4,991	16,676	14,845
Total service sales	70,305	67,110	208,430	200,535
Equipment and Supplies Sales	4,143	3,947	11,924	11,790
Total net sales	$74,448	$71,057	$220,354	$212,325

Non-GAAP Financial Measures and Key Performance Indicators

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, adjusted net income and adjusted earnings per share presented in this press release are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, diluted earnings per share or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity. We have presented these measures because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We use EBITDA to measure and compare the performance of our operating divisions. Our operating divisions’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating divisions. We use EBITDA to compare the performance of our operating divisions and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA has limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;
•They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables below.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC stockholders for the three and nine months ended September 30, 2024 to reflect the exclusion of changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. We believe this presentation helps facilitate our investors understanding of our results of operations and allows them to make meaningful comparisons of our operating results for the three and nine months ended September 30, 2024 against the corresponding periods in 2023. We believe these changes were the result of items which are not indicative of our actual operating performance.
We have presented Adjusted EBITDA for the three and nine months ended September 30, 2024 to exclude stock-based compensation expense. The adjustment to exclude stock-based compensation expense from EBITDA is consistent with the definition of Adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance and ability to access our credit facility.
Key Performance Indicators
DSO is calculated by taking the respective years September 30, accounts receivable balance divided by the net sales for the quarter multiplied by the number of total days in a quarter. We have presented DSO because we consider it to be an important indicator of the efficiency of our business and the quality of our cash flows. We believe investors may also find this metric meaningful given the importance of cash flows from operations and management's ability to efficiently manage our working capital. We use DSO to measure and compare the cash management performance of our operating divisions. Other companies, including companies in our industry, may calculate DSO differently than we do, limiting its usefulness as a comparative measure.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flows provided by operating activities	$9,116	$8,704	$19,209	$22,857
Changes in operating assets and liabilities	(3,646)	610	3,121	5,028
Non-cash expenses, including depreciation and amortization	(5,571)	(6,193)	(16,932)	(18,950)
Income tax provision	1,279	1,368	3,972	4,262
Interest expense, net	327	397	968	1,300
Loss attributable to the noncontrolling interest	36	44	149	188
Depreciation and amortization	4,041	4,498	12,055	13,534
EBITDA	5,582	9,428	22,542	28,219
Stock-based compensation	593	599	1,935	1,622
Adjusted EBITDA	$6,175	$10,027	$24,477	$29,841

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net (loss) income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net (loss) income attributable to ARC Document Solutions, Inc.	$(65)	$3,165	$5,547	$9,123
Interest expense, net	327	397	968	1,300
Income tax provision	1,279	1,368	3,972	4,262
Depreciation and amortization	4,041	4,498	12,055	13,534
EBITDA	5,582	9,428	22,542	28,219
Stock-based compensation	593	599	1,935	1,622
Adjusted EBITDA	$6,175	$10,027	$24,477	$29,841

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC Document Solutions, Inc. to unaudited adjusted net income attributable to ARC Document Solutions, Inc.
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net (loss) income attributable to ARC Document Solutions, Inc.	$(65)	$3,165	$5,547	$9,123
Deferred tax valuation allowance and other discrete tax items	84	30	361	297
Adjusted net income attributable to ARC Document Solutions, Inc.	$19	$3,195	$5,908	$9,420

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. stockholders:
Basic	$—	$0.07	$0.13	$0.21
Diluted	$—	$0.07	$0.13	$0.21
Weighted average common shares outstanding:
Basic	42,529	42,554	42,355	42,634
Diluted	43,440	43,516	43,192	43,624

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. stockholders:
Basic	$—	$0.08	$0.14	$0.22
Diluted	$—	$0.07	$0.14	$0.22
Weighted average common shares outstanding:
Basic	42,529	42,554	42,355	42,634
Diluted	43,440	43,516	43,192	43,624